Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE

Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle to Announce Third Quarter Earnings on November 4, 2010
Stamford, CT. October 26, 2010 — Aircastle Limited (NYSE: AYR) announced today that it plans to release its third quarter financial results for the period ended September 30, 2010 on November 4, 2010 before the market opens.
In connection with the earnings release, management will host an earnings conference call on Thursday, November 4, 2010 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Third Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to the earnings release an accompanying presentation will be posted to the Investors section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Thursday, November 11, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “18283666.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 63 lessees located in 36 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.

4